Exhibit 24




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration No. 33-49683 of Atlantic Energy, Inc. on Form S-3 and Registration No. 33-53511 of Atlantic Energy, Inc. on Form S-8 and Registration No. 33-53841 of Atlantic City Electric Company on Form S-3 of our reports dated February 2, 1995 appearing in the Annual Report of Form 10-K of Atlantic Energy, Inc. and Atlantic City Electric Company for the year ended December 31, 1995.



DELOITTE & TOUCHE LLP
Parsippany, New Jersey

March 19, 1996